UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2017
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On February 25, 2017, the Board of Directors (the “Board”) of Open Text Corporation (“OpenText”) appointed Jürgen Tinggren as a director, effective immediately. Mr. Tinggren is the former chief executive officer of Schindler Group, a European based global industrial corporation with over 60,000 employees in more than 100 countries, and has over 30 years of international business experience.

Mr. Tinggren has served in various executive leadership capacities for Schindler Group internationally, ultimately as chief executive officer. Previous to Schindler Group, Mr. Tinggren gained extensive management experience at Sika AG, based in Switzerland, Sweden and North America, as well as Booz Allen & Hamilton. He is currently a non-executive member of the board of directors of Johnson Controls International where he also serves as chair of the audit committee, Sika AG (a public specialty manufacturing company, based in Switzerland), and the Conference Board. He received an M.B.A. from Stockholm School of Economics and New York University Business School.

Mr. Tinggren will participate in OpenText’s Director’s Deferred Share Unit Plan (the “DSU Plan”), whereby any non-management director of OpenText may elect to defer all or part of his or her retainer and/or fees in the form of common shares. A copy of the DSU Plan is filed as Exhibit 10.31 to OpenText’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission on April 30, 2010. In addition, Mr. Tinggren will receive compensation for his service on the Board consistent with OpenText’s standard compensation practice for non-employee directors.

On March 1, 2017, OpenText issued a press release announcing the appointment of Mr. Tinggren to the Board, a copy of which is filed herewith as Exhibit 99.1.

Item 8.01	Other Events.

Incorporated by reference is a press release issued by OpenText on March 1, 2017, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Open Text Corporation on March 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

March 1, 2017	By:	/s/ Gordon A. Davies
Gordon A. Davies EVP, Chief Legal Officer and Corporate Development

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Open Text Corporation on March 1, 2017.